PCS Edventures!.com, Inc.

Request for:

Extension of Promissory Note Dated June 20, 2011

TODD R & PATRICIA S. HACKETT

Contents:

Amendment and Extension of Promissory Note

Please complete the attached Amendment and Extension of Promissory Note and deliver them to:

PCS Edventures!.com, Inc.

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

Attn:  Valerie L. Grindle

Email: vgrindle@pcsedu.com

FAX: (208) 343-1321

10% Secured Promissory Note                      Original Due Date:             August 20, 2011

Dated: June 20, 2011                                    Extended Due Date:     September 10, 2011

Amendment and Extension of Promissory Note

PCS Edventures!.com, Inc., an Idaho corporation (“Company”), issued a promissory note dated June 20, 2011 in the amount of $100,000.00 (“Note”) payable to the Lender designated therein on August 20, 2011 (“Original Due Date”).  A copy of the Note is attached hereto and incorporated herein.

As further consideration for the Lender to loan the principal amount of this Note, Borrower issued to Lender Warrants to Purchase Common Stock for $0.15 per share exercisable at any time within 36 months after the date of issuance of the Warrants. This Note is secured by the specific Accounts Receivable of the Borrower that shall be created when the Inventory purchased by this loan is delivered and invoiced to its customers.

Noteholders are the Lenders designated in the Note or a successor or assign of the designated Lenders.

In consideration of the mutual promises set forth herein, Company and Noteholder agree as follows (“Agreement’):

1.

Extension of Due Date.  The Note is hereby amended by extending the payment due date stated in the second paragraph of the Note from August 20, 2011 to September 10, 2011.  Noteholders hereby waive any default under the Note that may have occurred prior to Noteholders’ execution and delivery of the Extension Documents.

2.

Effectiveness of Note Terms.  Except for the extension of the due date of the Note as provided in paragraph 2 of this Agreement, the Note Agreement shall remain in full force and effect in accordance with its respective terms.

In witness whereof, the Company and Noteholders have caused this Agreement to be duly executed as of September 2, 2011.

Company:   PCS Edventures!.com, Inc.

By: /s/Valerie L. Grindle

      Valerie L. Grindle

      CEO and Director

Noteholders:

By:        /s/Todd R. Hackett

              TODD R & PATRICIA S. HACKETT

By:      /s/Patricia S. Hackett

               Signature(s)